Exhibit 5.1

811 Main Street, Suite 2500 | Houston, TX 77002 | T 713.821.7000 | F 713.821.7001

Holland & Knight LLP | www.hklaw.com

September 26, 2025

Contango ORE, Inc.

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

Re:	Registration Statement on Form S-3 (File No. 333-283285)

Ladies and Gentlemen:

We have acted as counsel to Contango ORE, Inc., a Delaware corporation (the “Company”), in connection with the public offering and sale of (i) 1,975,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) the Company’s pre-funded warrant issued on the date hereof (the “Pre-Funded Warrant” and, together with the Shares, the “Securities”) to be issued upon the consummation of the offering (such date on which the offering is consummated, the “Closing Date”) to purchase an aggregate of 525,000 shares (the “Warrant Shares”) of Common Stock, pursuant to:

(i) the Underwriting Agreement dated September 26, 2025 (the “Underwriting Agreement”) between the Company and Canaccord Genuity LLC, as the representative of the underwriters named therein (collectively, the “Underwriters”), and

(ii) the Company’s registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 15, 2024, including the form of prospectus therein (including the documents incorporated by reference therein, the “Base Prospectus”), a preliminary prospectus supplement, dated September 25, 2025 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement, dated September 26, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus Supplement” and together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”),

relating to the underwritten public offering of the Securities contemplated by the Underwriting Agreement. We understand that the Securities are to be offered and sold in the manner set forth in the Registration Statement and the Prospectus. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i) The Registration Statement.

(ii) The Prospectus.

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Contango ORE, Inc.

September 26, 2025

(iii) The Company’s Certificate of Incorporation.

(iv) The Company’s Bylaws.

(v) Resolutions of the Board of Directors of the Company in connection with the Registration Statement.

(vi) The Pre-Funded Warrant issued on the Closing Date by the Company.

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed:

(i) The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Prospectus and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2. The Pre-Funded Warrant has been duly authorized by the Company and, when issued and paid for in the manner described in the Underwriting Agreement, will constitute a valid and binding obligation of the Company.

3. The Warrant Shares have been duly authorized by the Company and, when issued and delivered against payment of the exercise price therefor as provided in the Pre-Funded Warrant, upon exercise of the Pre-Funded Warrant in accordance with the terms and conditions of the of the Pre-Funded Warrant, will be validly issued, fully paid and nonassessable.

Contango ORE, Inc.

September 26, 2025

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited, in the case of our opinions in paragraphs 1 and 3, to the General Corporation Law of the State of Delaware and, in the case of our opinion in paragraph 2, to the laws of the State of New York, including in each case all applicable provisions of the constitution of such jurisdiction and reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors, stakeholders, or classes or groups of creditors or stakeholders generally.

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d) We express no opinion with respect to the enforceability of:

(i) Waivers, exculpations and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have.

(ii) Any provision with respect to specific performance of a party’s obligations. In that connection, we note that the grant of specific performance is within the discretion of the courts.

(iii) Any provision purporting to provide that the Pre-Funded Warrant shall not be construed against a drafter thereof.

(iv) Any provision purporting to override mandatory principles of conflicts of law.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof, and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

Contango ORE, Inc.

September 26, 2025

We consent to the reference to this firm in the Prospectus under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Securities and to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the offering. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP